Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is entered into as of June 18, 2013 by and among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender.

RECITALS

Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 15, 2010 (as amended, the “Credit Agreement”) and desire to amend the Credit Agreement in the manner set forth below. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Lenders hereby agree as follows:

1. Amendment of Maturity Date. The defined term “Maturity Date” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Maturity Date” means July 1, 2018.

2. Amendment of Section 8.2. Section 8.2 of the Credit Agreement is amended in its entirety to read as follows:

As of the end of each fiscal quarter beginning June 30, 2013, Borrower shall have a Tangible Net Worth of not less than $1,031,000 plus (i) 35% of the sum of Borrower’s consolidated net income for each fiscal quarter after December 31, 2012 (exclusive of any fiscal quarter in which Borrower’s consolidated net income is less than zero), plus (ii) the amount of all equity raised by Borrower after December 31, 2012.

3. Schedule II. Schedule II is replaced with the Schedule II attached hereto.

4. Ratification. Except as otherwise provided in this Third Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.

5. One Agreement. The Credit Agreement, as modified by the provisions of this Third Amendment, shall be construed as one agreement.

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6. Effective Date. Upon the execution and delivery by the parties of this amendment and the Guarantor’s execution and delivery of the Consent and Acknowledgement set forth below, the amendment set forth in Section 2 above shall be effective as of June 30, 2013, and balance of this Third Amendment shall be effective as of July 1, 2013.

7. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Third Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment to Credit Agreement has been duly executed and delivered as of the date first written above.

BORROWER:	COLUMBIA SPORTSWEAR COMPANY

	By:	/s/ Thomas B. Cusick
	Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ James L. Franzen
James L. Franzen, Vice President

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Michael W. Snook
Michael W. Snook, Senior Vice President

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CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

COLUMBIA SPORTSWEAR USA CORPORATION hereby (a) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement and consents to the modification of the Credit Agreement contained therein, (b) reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 15, 2010 and (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder.

IN WITNESS WHEREOF, COLUMBIA SPORTSWEAR USA CORPORATION has duly executed and delivered this Consent and Acknowledgment as of June 18, 2013.

GUARANTOR:	COLUMBIA SPORTSWEAR USA CORPORATION

	By:	/s/ Thomas B. Cusick
	Title:	Senior Vice President and Chief Financial Officer

THIRD AMENDMENT TO CREDIT AGREEMENT	PAGE 3

SCHEDULE II

Pricing Schedule

Pricing Level	LIBOR Margin	Base Rate Margin	Commitment Fee
Level I	162.5	60	35
Level II	137.5	40	30
Level III	112.5	20	25
Level IV	87.5	0	20

For purposes of this Pricing Schedule:

“Level I” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 2.00:1.

“Level II” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 1.50:1 and less than 2.00:1.

“Level III” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or greater than 1.00:1 and less than 1.50:1.

“Level IV” applies on any day if, on such day, the applicable Funded Debt Ratio is equal to or less than 1.00:1.

“Funded Debt Ratio” means, as of the end of a quarter, the ratio of (A) Borrower’s consolidated obligations for borrowed money and obligations evidenced by bonds, debentures, notes, bills or other similar instruments to (B) EBITDA. The Funded Debt Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrower pursuant to Section 6.3 of the Agreement; provided, however, that the Funded Debt Ratio shall not be computed on the financial information most recently reported by Borrower until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 6.3 has not been delivered, or if Administrative Agent reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Agent’s objections are resolved to Administrative Agent’s reasonable satisfaction.

“EBITDA” means, as of the end of a quarter, Borrower’s consolidated net income after taxes for the twelve months ending with such quarter plus (i) the sum of the amounts for such twelve month period included in determining such net income of (A) interest expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (D) unusual

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non-cash charges, extraordinary non-cash losses and other non-recurring non-cash charges; less (ii) the sum of the amounts for such twelve month period included in determining such net income of (A) gains on sales of assets (excluding sales of inventory in the ordinary course of business), and (B) unusual non-cash gains, extraordinary non-cash gains and other non-recurring non-cash gains.

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